            Consent of Independent Registered Public Accounting Firm

     We have issued our report dated July 22, 2005 accompanying the financial statements of Insured Municipals Income Trust, 144th Insured Multi-Series as of May 31, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 12 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP




New York, New York
September 26, 2005